UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2012 (May 17, 2012)

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders SIGNATURES

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2012, Republic Services, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
James W. Crownover	318,956,790	1,683,588	88,781	15,295,832
William J. Flynn	308,278,108	12,364,245	86,806	15,295,832
Michael Larson	277,845,567	42,795,288	88,304	15,295,832
Nolan Lehmann	319,267,697	1,373,016	88,446	15,295,832
W. Lee Nutter	313,035,218	7,593,593	100,348	15,295,832
Ramon A. Rodriguez	315,565,793	5,062,214	101,152	15,295,832
Donald W. Slager	319,838,090	798,004	93,065	15,295,832
Allan C. Sorensen	309,428,832	11,199,862	100,465	15,295,832
John M. Trani	319,600,185	1,041,275	87,699	15,295,832
Michael W. Wickham	312,872,227	7,756,862	100,070	15,295,832

2. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	293,706,100
Votes against	22,355,623
Abstentions	4,667,436
Broker non-votes	15,295,832

3. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for 2012 was approved based upon the following votes:

Votes for	332,178,311
Votes against	3,756,185
Abstentions	90,495
Broker non-votes	-0-

4. The stockholder proposal regarding payments upon the death of a senior executive was not approved based upon the following votes:

Votes for	129,674,685
Votes against	183,529,303
Abstentions	7,525,171
Broker non-votes	15,295,832

5. The stockholder proposal regarding political contributions and expenditures was not approved based upon the following votes:

Votes for	46,899,604
Votes against	234,410,001
Abstentions	39,419,554
Broker non-votes	15,295,832

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.

Date: May 17, 2012	By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

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